NEWS RELEASE

For More information

Frank B. O’Neil
Sr. Vice President, Corporate Communications & Investor Relations
800-282-6242 • 205-877-4461 • foneil@ProAssurance.com

ProAssurance Reports Second Quarter 2012 Results

BIRMINGHAM, AL – (PRNewswire) – August 6, 2012 – ProAssurance Corporation (NYSE: PRA) reports Net Income of $58.5 million, or $1.89 per diluted share for the second quarter of 2012. Operating Income for the second quarter was $59.5 million, or $1.92 per diluted share. Gross Premiums Written were $102.2 million in the second quarter of 2012. At June 30, 2012, Book Value per share was $74.30 and Shareholders’ Equity was $2.3 billion.

Unaudited Consolidated Financial Summary (in thousands)
	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Gross Premiums Written	$102,228	$115,302	$272,676	$276,115
Net Premiums Written	$91,870	$107,011	$249,868	$256,894
Net Premiums Earned	$131,266	$137,063	$267,925	$269,140
Net Investment Income	$34,510	$36,297	$68,003	$72,457
Equity in Earnings (Loss) of Unconsolidated Subsidiaries	$(2,227)	$(2,416)	$(4,293)	$(3,780)
Net Investment Result	$32,283	$33,881	$63,710	$68,677
Net Realized Investment Gains (Losses)	$(1,548)	$2,200	$9,130	$6,324
Other Income	$1,868	$1,685	$3,675	$4,273
Total Revenues	$163,869	$174,829	$344,440	$348,414
Net Losses and Loss Adjustment Expenses	$48,084	$64,353	$118,283	$134,776
Underwriting, Policy Acquisition and Operating Expenses	$35,405	$32,871	$69,803	$68,578
Interest Expense	$826	$918	$1,651	$1,713
Total Expenses	$84,315	$98,142	$189,737	$205,067
Tax Expense	$21,101	$21,591	$40,605	$40,557
Net Income	$58,453	$55,096	$114,098	$102,790
Operating Income	$59,459	$53,656	$107,683	$98,642
Net Cash Provided by Operating Activities	$4,605	$28,191	$32,705	$53,052

Earnings per Share
	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Weighted average number of common shares outstanding (in 000’s)
Basic	30,658	30,583	30,624	30,600
Diluted	30,916	30,856	30,884	30,855
Net Income per share (Basic)	$1.91	$1.80	$3.73	$3.36
Net Income per share (Diluted)	$1.89	$1.79	$3.69	$3.33
Operating Income per share (Diluted)	$1.92	$1.74	$3.49	$3.20

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Non-GAAP Financial Measures
Operating Income is a “Non-GAAP” financial measure that is widely used in our industry to evaluate the performance of underwriting operations. Operating Income excludes the after-tax net effects of confidential settlements in 2012 and the effects of Net Realized Investment (Gains) Losses and Guaranty Fund (Recoupments) Assessments. We believe it presents a useful view of the performance of our insurance operations.

While we believe disclosure of certain Non-GAAP information is appropriate, you should not consider this information without also considering the information we present in accordance with GAAP, which includes the net effect of confidential settlements in 2012 and Net Realized Investment (Gains) Losses and Guaranty Fund (Recoupments) Assessments during the periods presented below. The following table reconciles Net Income to Operating Income.

Reconciliation of Net Income to Operating Income (in thousands, except per share data)
	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Net Income	$58,453	$55,096	$114,098	$102,790
Items Excluded in the Calculation of Operating Income:
Net Realized Investment (Gains) Losses	$1,548	$(2,200)	$(9,130)	$(6,324)
Guaranty Fund (Recoupments) Assessments	$(1)	$(15)	$(25)	$(58)
Effect of Confidential Settlements (Net)	$-	$-	$(714)	$-
Pre-Tax Effect of Exclusions	$1,547	$(2,215)	$(9,869)	$(6,382)
Tax Effect at 35%	$(541)	$775	$3,454	$2,234
Operating Income	$59,459	$53,656	$107,683	$98,642
Per Diluted Common Share:
Net Income	$1.89	$1.79	$3.69	$3.33
Effect of Adjustments	$0.03	$(0.05)	$(0.20)	$(0.13)
Operating Income Per Diluted Common Share	$1.92	$1.74	$3.49	$3.20

Key Ratios
	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Current Accident Year Loss Ratio	82.4%	83.6%	84.3%	83.6%
Effect of Prior Accident Year Reserve Development	(45.8%)	(36.6%)	(40.2%)	(33.5%)
Net Loss Ratio	36.6%	47.0%	44.1%	50.1%
Expense Ratio	26.8%	24.0%	25.7%	24.9%
Combined Ratio	63.4%	71.0%	69.8%	75.0%
Operating Ratio	37.1%	44.5%	44.4%	48.1%
Return on Equity	10.4%	11.4%	10.3%	10.8%

We calculate Return on Equity by dividing annualized Net Income for the period by the average of beginning and ending Shareholders’ Equity.

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Management Commentary
“Our results clearly demonstrate the wisdom of our long-term approach to a line of business that has historically proven very volatile and difficult to underwrite. This unwavering approach allows us to provide our policyholders with the unmatched protection that has been our hallmark, while steadily increasing value for our shareholders,” said W. Stancil Starnes, the Chairman and Chief Executive Officer of ProAssurance. He added, “These results, our solid ratings and our recent inclusion in the Ward’s 50 list of top performing property-casualty insurers for the sixth straight year all validate the promise of Treated Fairly.”

Business Detail
•
Gross Premiums Written were $102 million in the second quarter of 2012, a $13 million decrease compared to the same period last year. The decrease is driven by the competitive marketplace and our commitment to walk away from business that does not meet our pricing objectives. For the first six months of 2012, Gross Premiums Written were $273 million, a year-over-year decrease of $3 million. Both the quarter and year-to-date were affected by the normal renewal pattern of two-year policies written in 2011, but earned pro-rata over the ensuing 24 months.

•
Premium retention for our standard physician business was 88% in 2012’s second quarter, compared to 90% in the same period a year ago. Through the first six months of 2012, premium retention in our standard physician business was 90%, unchanged year-over-year.

•
Average renewal pricing on our physician medical professional liability book was 2% higher than expiring premium, comparing the second quarter of 2012 to the second quarter a year ago. This is primarily due to built-in premium increases relating to last year’s inception of new claims-made coverage within the Michigan Ascension Health program. Comparing the first six months of 2012 to the first six months of 2011, average renewal pricing on our physician medical professional liability book was unchanged.

•
We recognized $60 million in net favorable loss reserve development in the second quarter of 2012, compared to $50 million year-over-year. For the six months ended June 30, 2012, net favorable loss reserve development was $108 million, compared to $90 million in 2011. This net favorable development comes primarily from accident years 2004 to 2009 and is significantly attributable to loss severity that has proven to be lower than previously expected. The decline in claims frequency we, and the industry, experienced from 2004 to 2009 has not resulted in higher average loss payments (i.e., increasing severity), despite general expectations to the contrary. Management is now assuming the moderate severity trend to be more sustainable and thus is giving it more credibility in the more recent accident years even though these accident years are not as fully developed. Given the long-tailed nature of our claims, we continue to be mindful of the potential for severity to increase when recognizing favorable development in accident years that are not mature.

Investment Commentary
•
Our Net Investment Result (Net Investment Income plus Equity in Earnings (Loss) of Unconsolidated Subsidiaries) for the second quarter of 2012 was $32 million, compared to $34 million a year ago. For the first six months of 2012, our Net Investment Result was $64 million, compared to $69 million in 2011.

•
Net Investment Income was $35 million in the second quarter of 2012, a $2 million decrease from the year-ago quarter. For the six months ended June 30, 2012, Net Investment Income was $68 million, as compared to $72 million for the same period in 2011. The declines in both periods are due to the persistent low interest rate environment. Our average tax equivalent income yield for both the quarter and six months ended June 30, 2012 was 4.5%, compared with 4.7% in the same periods a year ago.

•	The CUSIP-level disclosure of our investment holdings as of June 30, 2012 is available under Supplemental Investor Information in the Investor Relations section of our website, www.ProAssurance.com.

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Balance Sheet Highlights (in thousands, except per share data)
	June 30, 2012	December 31, 2011
Shareholders’ Equity	$2,278,143	$2,164,453
Total Investments	$4,100,531	$4,090,541
Total Assets	$4,995,759	$4,998,878
Policy Liabilities	$2,513,300	$2,580,966
Accumulated Other Comprehensive Income (Loss)	$140,051	$130,037
Goodwill	$159,625	$159,625
Book Value per Share	$74.30	$70.84

Capital Management
•
In June 2012, we committed to a repayment of $35 million of our outstanding long-term debt. That repayment will occur in the third quarter and will use funds authorized by our Board for the repurchase of stock and retirement of debt (the “Authorization”).

•
In July 2012, using additional funds from the Authorization, we retired a $17 million Note Payable and terminated an associated interest rate swap resulting in a loss of $2.5 million, which will be recognized in the third quarter of 2012. With the retirement of the Note Payable and the planned third quarter debt repayment, we will eliminate all debt that was outstanding at June 30, 2012 and will have $136 million left in the Board’s Authorization.

•	We did not repurchase any of our common stock in the quarter, although we have purchased 6.1 million shares of our stock at a cost of $321 million since 2005.
•
Our Board approved quarterly cash dividends of $0.25 per common share, paid in April and July of 2012. A comprehensive history of our dividend payments is now available in the Investor Relations section of our website, www.ProAssurance.com.

Business Highlights
•	ProAssurance has been named to the prestigious Ward’s 50 for the sixth straight year. The Ward’s 50 annually recognizes the 50 top performers out of more than 3,000 U.S. property-casualty insurers.
•	During the second quarter, A. M. Best affirmed the “A” (Excellent) outlook assigned to the ProAssurance Group and upgraded its rating outlook to “Positive” for the group.

Transaction Updates
•
On June 27, 2012 we announced transactions that will bring Medmarc Mutual Insurance Company (Medmarc) and Independent Nevada Doctors Insurance Exchange (IND) into ProAssurance, both through a conversion process that will result in cash distributions directly to eligible Medmarc policyholders and IND subscribers.

•
Medmarc is one of the nation’s leading underwriters of products liability insurance for medical technology and life sciences, and also underwrites a book of legal professional liability (LPL) insurance. The transaction will expand our core insurance offerings and position us to better respond to diverse needs in healthcare liability, while the legal professional fits nicely into the expanding footprint of our LPL business.

•
IND is the leading writer of medical professional liability insurance in Nevada. ProAssurance has been writing in Nevada since 1993 and this transaction will position us as the solid market leader in Nevada.

•
Final documents are being prepared to present to regulators and those eligible to vote on the transactions. We expect to fund both transactions with existing resources and close both transactions by January 1, 2013.

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About ProAssurance
ProAssurance Corporation is the nation’s largest independently traded specialty writer of medical professional liability insurance. ProAssurance is recognized as one of the top performing insurance companies in America by virtue of our inclusion in the Ward’s 50 for the past six years. ProAssurance is rated “A” (Strong) by Fitch Ratings; ProAssurance Group is rated “A” (Excellent) by A.M. Best.

Conference Call Information
•
Live: Tuesday, August 7, 2012, 10:00 am et. Investors may dial (888) 504-7953 (toll free) or (719) 325-2100. The call will also be webcast on our website, www.ProAssurance.com, and on StreetEvents.com.

•
Replay: By telephone, through August 31, 2012, at (888) 203-1112 or (719) 457-0820, using access code 2135249. The replay will also be available on our website, www.ProAssurance.com, and on StreetEvents.com.

•	Podcast: A replay, and other information about ProAssurance, is available on a free subscription basis through a link on the ProAssurance website or through Apple’s iTunes.

Caution Regarding Forward-Looking Statements
Statements in this news release that are not historical fact or that convey our view of future business, events or trends are specifically identified as forward-looking statements. Forward-looking statements are based upon our estimates and anticipation of future events and highlight certain risks and uncertainties that could cause actual results to vary materially from our expected results. We expressly claim the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, for any forward-looking statements in this news release. Forward-looking statements represent our outlook only as of the date of this news release. Except as required by law or regulation, we do not undertake and specifically decline any obligation to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

Forward-looking statements are generally identified by words such as, but not limited to, “anticipate,” “believe,” “estimate,” “expect,” “hope,” “hopeful,” “intend,” “may,” “optimistic,” “potential,” “preliminary,” “project,” “should,” “will,” and other analogous expressions. When we address topics such as liquidity and capital requirements, the value of our investments, return on equity, financial ratios, net income, premiums, losses and loss reserves, premium rates and retention of current business, competition and market conditions, the expansion of product lines, the development or acquisition of business in new geographical areas, the availability of acceptable reinsurance, actions by regulators and rating agencies, court actions, legislative actions, payment or performance of obligations under indebtedness, payment of dividends, and other similar matters, we are making forward-looking statements.

Risks that could adversely affect the proposed mergers of Medmarc Insurance Group (Medmarc) and Independent Nevada Doctors Insurance Exchange (IND) into ProAssurance include, but are not limited to, the following:

•	the businesses of ProAssurance and Medmarc or ProAssurance and IND may not be combined successfully, or such combination may take longer to accomplish than expected;
•	the cost savings from either transaction may not be fully realized or may take longer to realize than expected;
•	operating costs, customer loss and business disruption following either or both transactions, including adverse effects on relationships with employees, may be greater than expected;
•	governmental approvals of either or both transactions may not be obtained or adverse regulatory conditions may be imposed in connection with governmental approvals of either or both transactions;

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•	there may be restrictions on our ability to achieve continued growth through expansion into other states or through acquisitions or business combinations;
•	the board of directors of Medmarc or the Subscriber Advisory Committee (SAC) of IND may withdraw their recommendation and support a competing acquisition proposal; and
•	those eligible to vote on either transaction may fail to approve the respective transaction.

The following important factors are among those that could affect the actual outcome of other future events:

•
the expected benefits from completed and proposed acquisitions may not be achieved or may be delayed longer than expected due to business disruption, loss of customers, employees and key agents, increased operating costs or inability to achieve cost savings, and assumption of greater than expected liabilities, among other reasons;

•	general economic conditions, either nationally or in our market areas, that are different than anticipated;
•	our ability to maintain our dividend payments;
•	regulatory, legislative and judicial actions or decisions that could affect our business plans or operations;
•	the enactment or repeal of tort reforms;
•	formation or dissolution of state-sponsored medical professional liability insurance entities that could remove or add sizable groups of physicians from or to the private insurance market;
•	the impact of deflation or inflation;
•	changes in the interest rate environment;
•	changes in U.S. laws or government regulations regarding financial markets or market activity that may affect the U.S. economy and our business;
•	changes in the ability of the U.S. government to meet its obligations that may affect the U.S. economy and our business;
•	performance of financial markets affecting the fair value of our investments or making it difficult to determine the value of our investments;
•
changes in accounting policies and practices that may be adopted by our regulatory agencies and the Financial Accounting Standards Board, the Securities and Exchange Commission, or the Public Company Accounting Oversight Board;

•	changes in laws or government regulations affecting medical professional liability insurance or the financial community;
•	the effects of changes in the healthcare delivery system, including, but not limited to, the Patient Protection and Affordable Care Act;
•	consolidation of healthcare providers and entities that are more likely to self insure and not purchase medical professional liability insurance;
•	uncertainties inherent in the estimate of loss and loss adjustment expense reserves and reinsurance, and changes in the availability, cost, quality, or collectability of insurance/reinsurance;
•	our ability to achieve continued growth through expansion into other states or through acquisitions or business combinations;
•	the results of litigation, including pre- or post-trial motions, trials and/or appeals we undertake;
•	an allegation of bad faith which may arise from our handling of any particular claim, including failure to settle;
•	loss of independent agents;

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•	changes in our organization, compensation and benefit plans;
•	our ability to retain and recruit senior management;
•	our ability to purchase reinsurance and collect recoveries from our reinsurers;
•	assessments from guaranty funds;
•	our ability to achieve continued growth through expansion into other states or through acquisitions or business combinations;
•	changes to the ratings assigned by rating agencies to our insurance subsidiaries, individually or as a group;
•	provisions in our charter documents, Delaware law and state insurance law may impede attempts to replace or remove management or attempts to initiate a takeover;
•	state insurance restrictions may prohibit assets held by our insurance subsidiaries, including cash and investment securities, from being used for general corporate purposes;
•
taxing authorities can take exception to our tax positions and cause us to incur significant amounts of defense costs and, if our defense is not successful, additional tax costs, including interest and penalties; and

•	insurance market conditions may alter the effectiveness of our current business strategy and affect our revenues.

Additional risk factors that may cause outcomes that differ from our expectations or projections are described in various documents filed by ProAssurance Corporation with the Securities and Exchange Commission, such as current reports on Form 8K, and regular reports on Forms 10Q and 10K, particularly in “Item 1A, Risk Factors.”

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